UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2007

ADVANCE DISPLAY TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

COLORADO	0-15224	84-0969445
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

7334 So. Alton Way, Suite F, Centennial, Colorado	80112
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:            (303)267-0111

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement

On June 27, 2007, Advance Display Technologies, Inc. (the “Company”) sold 9,091 shares of the Company’s Series G Preferred Stock at a price of $110 per share to Mr. Lawrence F. DeGeorge, a director of the Company, for a total purchase price of $1,000,000.

On June 28, 2007, the Company entered into a Subscription Agreement with Mr. DeGeorge whereby Mr. DeGeorge agreed to purchase an additional 12,500 shares of the Company’s Series G Preferred Stock at a price of $80 per share for a further capital commitment of $1,000,000.

The Series G Preferred Stock has not been registered under the Securities Act of 1933, and the Agreement does not require the Company to file a registration statement for the shares Series G Preferred Stock sold.  The shares of Series G Preferred Stock are offered and sold to Mr. DeGeorge in a private placement transaction made in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933.  Mr. DeGeorge is an accredited investor as defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933.

Item 3.02                      Unregistered Sales of Equity Securities

The information contained in Item 1.01 above is hereby incorporated by reference into this Item 3.02.

Item 9.01  Financial Statements And Exhibits

(d)  Exhibits.

Exhibit Number                                                                Description of Document

4.1	Subscription Agreement between the Company and Mr. Lawrence F. DeGeorge dated June 27, 2007.

4.2	Subscription Agreement between the Company and Mr. Lawrence F. DeGeorge dated June 28, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCE DISPLAY TECHNOLOGIES, INC. (Registrant)
Date: June 29, 2007	By: /s/ Matthew W. Shankle Matthew W. Shankle, President

Exhibit Index

Exhibit Number                                                                Description of Document

4.1	Subscription Agreement between the Company and Mr. Lawrence F. DeGeorge dated June 27, 2007.

4.2	Subscription Agreement between the Company and Mr. Lawrence F. DeGeorge dated June 28, 2007.